Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER FISCAL YEAR 2017 RESULTS

Strong Sequential Earnings Improvement

Carpenter Operating Model Delivers Cost Savings and Increased Productivity

Earnings Per Share of $0.15

PHILADELPHIA — February 2, 2017 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the quarter ended December 31, 2016.  The Company reported net income of $7.0 million or $0.15 earnings per share. Net sales for the second quarter of fiscal year 2017 were $427.4 million. Net sales excluding surcharge were $366.7 million for the second quarter of fiscal year 2017.

“We generated a notable sequential increase in our results during the second quarter driven by strong execution of our strategy, a stronger product mix and an improving environment across most of our end-use markets, most notably Aerospace, where we are benefitting from solid demand from the new engine platforms coupled with our strong market position in other key sub-markets including fasteners and structural,” said Tony Thene, Carpenter’s President & CEO.

“The Energy market is continuing to show signs of recovery, and we remain focused on strengthening our competitive position to fully capitalize on our market position as industry volume increases. Our progress to date is reflected in the positive operating income we achieved at our Performance Engineered Products (PEP) segment, the first time in six quarters. As market demand improves, we expect to further benefit from operating margin leverage at PEP driven by the efficiency gains we have generated over the past several years as well as our strengthened customer relationships and improved product offerings.”

“Looking ahead, we remain committed to actively managing our business, including further implementing the Carpenter Operating Model across all our operations as we seek additional cost efficiencies and productivity enhancements. Our realigned commercial group is executing our market focused strategy and expanding the applications for our high-value products, deepening our customer relationships and introducing our advanced capabilities and solutions, as evidenced by our backlog growth.  Through these initiatives, we believe we are well positioned to deliver market share, revenue and profitability growth as our end-use markets continue to recover and we further expand our product offerings in areas such as titanium powder.”

Financial Highlights

	Q2	Q2	Q1
($ in millions)	FY2017	FY2016	FY2017
Net Sales	$427.4	$443.8	$389.0
Net Sales Excluding Surcharge (a)	$366.7	$379.4	$339.8
Operating Income	$15.4	$21.8	$1.4
Operating Income Excluding Pension EID and Special Items (a)	$21.0	$29.2	$9.0
Net Income (Loss)	$7.0	$11.5	$(6.2)
Cash (Used For) Provided from Operating Activities	$(29.7)	$30.1	$3.9
Free Cash Flow (a)	$(56.7)	$1.8	$(31.2)

(a)         Non-GAAP financial measure explained in the attached schedules

Net sales for the second quarter of fiscal year 2017 were $427.4 million compared with $443.8 million in the second quarter of fiscal year 2016, a decrease of $16.4 million (or 3.7 percent), on 6 percent lower volume.  Net sales excluding surcharge were $366.7 million, a decrease of $12.7 million (or 3.3 percent) from the same period a year ago.

Operating income was $15.4 million, a decrease of $6.4 million from the second quarter of the prior year. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $21.0 million, compared to $29.2 million in the prior year period.  These results primarily reflect lower volume offset in part by stronger product mix in the current second quarter as compared to the same quarter a year ago as well as the positive impact of the Carpenter Operating Model.

Cash used for operating activities in the second quarter of fiscal 2017 was $29.7 million, compared to cash provided from operating activities of $30.1 million in the same quarter last year.  The decrease in operating cash flow was primarily related to the Company’s decision to voluntarily contribute $100 million to its largest defined benefit pension plan in October, as previously announced.  Free cash flow in the second quarter of fiscal year 2017 was negative $56.7 million, compared to positive free cash flow of $1.8 million in the same quarter last year. Capital expenditures were $18.5 million in the second quarter of fiscal year 2017 compared to $19.6 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $491.7 million at the end of the second quarter of fiscal 2017.  This consisted of $22.5 million of cash and $469.2 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, February 2nd at 10:00 a.m. ET, to discuss the financial results and operations for the second quarter of fiscal year 2017.  Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com. An audio replay of the conference call can be accessed by dialing +1 412-317-0088 and using passcode 10098902. The audio replay will be available for one week.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels and tool steels.  Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets.  Building on its history of innovation, Carpenter’s superalloy powder technologies support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D Printing.  Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2016, Form 10-Q for the quarter ended September 30, 2016 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) the success of actions taken to reduce costs associated with retirement and pension plans. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

NET SALES	$427.4	$443.8	$816.3	$899.4
Cost of sales	364.9	377.5	707.8	764.5
Gross profit	62.5	66.3	108.5	134.9

Selling, general and administrative expenses	47.1	44.5	91.7	87.8
Restructuring charges	—	—	—	0.4
Operating income	15.4	21.8	16.8	46.7

Interest expense	(7.4)	(7.0)	(14.8)	(13.6)
Other income (expense), net	0.3	0.3	1.0	(1.9)

Income before income taxes	8.3	15.1	3.0	31.2
Income tax expense	1.3	3.6	2.2	10.8

NET INCOME	$7.0	$11.5	$0.8	$20.4

EARNINGS PER COMMON SHARE:
Basic	$0.15	$0.23	$0.01	$0.41
Diluted	$0.15	$0.23	$0.01	$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.0	48.8	47.0	49.3
Diluted	47.1	48.9	47.1	49.4

Cash dividends per common share	$0.18	$0.18	$0.36	$0.36

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended
	December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$0.8	$20.4
Adjustments to reconcile net income to net cash (used for) provided from operating activities:
Depreciation and amortization	58.7	60.3
Deferred income taxes	39.1	2.5
Net pension expense	31.0	26.9
Share-based compensation expense	6.5	4.9
Net loss on disposals of property and equipment	0.3	0.1
Changes in working capital and other:
Accounts receivable	0.8	33.4
Inventories	(74.2)	(34.8)
Other current assets	(5.6)	(8.2)
Accounts payable	17.2	(17.6)
Accrued liabilities	3.6	(11.3)
Pension plan contributions	(100.0)	—
Other postretirement plan contributions	(1.8)	(6.1)
Other, net	(2.2)	1.1
Net cash (used for) provided from operating activities	(25.8)	71.6

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(45.1)	(49.5)
Proceeds from disposals of property and equipment	—	0.3
Other	—	4.0
Net cash used for investing activities	(45.1)	(45.2)

FINANCING ACTIVITIES:
Net change in short-term debt	25.0	39.5
Dividends paid	(17.0)	(17.9)
Purchases of treasury stock	—	(96.3)
Payments on seller financed debt related to purchase of software	—	(2.5)
Tax benefits on share-based compensation	0.3	—
Proceeds from stock options exercised	1.8	0.2
Net cash provided from (used for) financing activities	10.1	(77.0)

Effect of exchange rate changes on cash and cash equivalents	1.3	1.7

DECREASE IN CASH AND CASH EQUIVALENTS	(59.5)	(48.9)
Cash and cash equivalents at beginning of period	82.0	70.0

Cash and cash equivalents at end of period	$22.5	$21.1

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31,	June 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$22.5	$82.0
Accounts receivable, net	250.0	253.6
Inventories	700.7	628.7
Other current assets	53.0	46.4
Total current assets	1,026.2	1,010.7
Property, plant and equipment, net	1,322.7	1,351.4
Goodwill	244.8	244.8
Other intangibles, net	59.9	63.2
Deferred income taxes	7.3	8.2
Other assets	116.5	116.0
Total assets	$2,777.4	$2,794.3

LIABILITIES
Current liabilities:
Short-term debt	$25.0	$—
Accounts payable	167.7	159.6
Accrued liabilities	119.4	139.2
Total current liabilities	312.1	298.8
Long-term debt	604.0	611.3
Accrued pension liabilities	405.3	509.3
Accrued postretirement benefits	117.8	116.6
Deferred income taxes	164.1	102.4
Other liabilities	43.8	51.0
Total liabilities	1,647.1	1,689.4

STOCKHOLDERS’ EQUITY
Common stock	276.7	276.3
Capital in excess of par value	280.2	273.5
Reinvested earnings	1,292.7	1,308.9
Common stock in treasury, at cost	(342.4)	(343.9)
Accumulated other comprehensive loss	(376.9)	(409.9)
Total stockholders’ equity	1,130.3	1,104.9
Total liabilities and stockholders’ equity	$2,777.4	$2,794.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Pounds sold (000):
Specialty Alloys Operations	51,314	54,794	103,674	111,606
Performance Engineered Products	2,350	2,800	4,764	5,756
Intersegment	(378)	(666)	(972)	(2,010)
Consolidated pounds sold	53,286	56,928	107,466	115,352

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$288.1	$299.2	$554.0	$600.8
Surcharge	60.5	64.4	109.7	135.4
Specialty Alloys Operations net sales	348.6	363.6	663.7	736.2

Performance Engineered Products
Net sales excluding surcharge	83.0	85.2	161.3	176.6
Surcharge	0.2	0.2	0.4	0.4
Performance Engineered Products net sales	83.2	85.4	161.7	177.0

Intersegment
Net sales excluding surcharge	(4.4)	(5.0)	(8.7)	(12.8)
Surcharge	—	(0.2)	(0.4)	(1.0)
Intersegment net sales	(4.4)	(5.2)	(9.1)	(13.8)

Consolidated net sales	$427.4	$443.8	$816.3	$899.4

Operating income (loss):
Specialty Alloys Operations	$35.6	$41.5	$60.6	$82.7
Performance Engineered Products	0.8	(2.9)	(2.0)	(3.3)
Corporate costs	(16.0)	(12.7)	(29.8)	(24.8)
Pension earnings, interest and deferrals	(5.6)	(4.8)	(12.7)	(9.6)
Intersegment	0.6	0.7	0.7	1.7
Consolidated operating income	$15.4	$21.8	$16.8	$46.7

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas, as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Specialty Steel Supply business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as restructuring and asset impairment charges, goodwill impairment and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

OPERATING MARGIN EXCLUDING SURCHARGE, PENSION EARNINGS, INTEREST AND DEFERRALS AND SPECIAL ITEMS

Net sales	$427.4	$443.8	$816.3	$899.4
Less: surcharge	60.7	64.4	109.7	134.8
Consolidated net sales excluding surcharge	$366.7	$379.4	$706.6	$764.6

Operating income	$15.4	$21.8	$16.8	$46.7
Pension earnings, interest and deferrals	5.6	4.8	12.7	9.6
Operating income excluding pension earnings, interest and deferrals	21.0	26.6	29.5	56.3

Special items:
Pension curtailment charge	—	—	0.5	—
Restructuring charges	—	—	—	0.4
Consulting costs	—	2.6	—	5.1
Operating income excluding pension earnings, interest and deferrals and special items	$21.0	$29.2	$30.0	$61.8

Operating margin	3.6%	4.9%	2.1%	5.2%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	5.7%	7.7%	4.2%	8.1%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of restructuring charges and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Three months ended December 31, 2016, as reported	$8.3	$(1.3)	$7.0	$0.15

Special items:
None reported	—	—	—	—

Three months ended December 31, 2016, as adjusted	$8.3	$(1.3)	$7.0	$0.15

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Three months ended December 31, 2015, as reported	$15.1	$(3.6)	$11.5	$0.23

Special items:
Consulting costs	2.6	(0.9)	1.7	0.03
Impact of tax law change	—	(0.8)	(0.8)	(0.02)
Total impact of special items	2.6	(1.7)	0.9	0.01

Three months ended December 31, 2015, as adjusted	$17.7	$(5.3)	$12.4	$0.24

* Impact per diluted share calculated using weighted average common shares outstanding of 48.9 million for the three months ended December 31, 2015.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax (Expense) Benefit	Net Income	Earnings Per Diluted Share**

Six months ended December 31, 2016, as reported	$3.0	$(2.2)	$0.8	$0.01

Special items:
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item	—	2.1	2.1	0.04
Total impact of special items	0.5	2.0	2.5	0.05

Six months ended December 31, 2016, as adjusted	$3.5	$(0.2)	$3.3	$0.06

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the six months ended December 31, 2016.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax (Expense) Benefit	Net Income	Earnings Per Diluted Share**

Six months ended December 31, 2015, as reported	$31.2	$(10.8)	$20.4	$0.41

Special items:
Restructuring charges	0.4	(0.1)	0.3	0.01
Consulting costs	5.1	(1.8)	3.3	0.07
Income tax item*	—	2.0	2.0	0.04
Impact of tax law change	—	(0.8)	(0.8)	(0.02)
Total impact of restructuring charges and special items	5.5	(0.7)	4.8	0.10

Six months ended December 31, 2015, as adjusted	$36.7	$(11.5)	$25.2	$0.51

* As a result of a decision to sell our equity method investment in India, we changed our intent with regard to the indefinite reinvestment of the foreign earnings from one of our subsidiaries. Accordingly, we recorded a discrete income tax charge during the six months ended December 31, 2015.

** Impact per diluted share calculated using weighted average common shares outstanding of 49.4 million for the six months ended December 31, 2015.

Management believes that earnings per share adjusted to exclude the impact of restructuring charges and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
FREE CASH FLOW	2016	2015	2016	2015

Net cash (used for) provided from operating activities	$(29.7)	$30.1	$(25.8)	$71.6
Purchases of property, equipment and software	(18.5)	(19.6)	(45.1)	(49.5)
Proceeds from disposals of property and equipment	—	0.2	—	0.3
Other	—	—	—	4.0
Dividends paid	(8.5)	(8.9)	(17.0)	(17.9)

Free cash flow	$(56.7)	$1.8	$(87.9)	$8.5

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2016	2015	2016	2015

End-Use Market Excluding Surcharge:
Aerospace and Defense	$199.0	$201.4	$372.5	$395.5
Energy	27.1	25.9	52.8	58.5
Transportation	28.7	33.3	59.2	69.0
Medical	25.1	27.7	48.1	54.1
Industrial and Consumer	59.2	62.9	118.5	129.5
Distribution	27.6	28.2	55.5	58.0

Consolidated net sales excluding surcharge	366.7	379.4	706.6	764.6

Surcharge	60.7	64.4	109.7	134.8

Consolidated net sales	$427.4	$443.8	$816.3	$899.4

In fiscal year 2016 in connection with our commercial organization realignment, we changed the manner in which sales are classified by end-use market so that we could better evaluate our sales results from period to period. All prior period amounts have been reclassified to conform to the current presentation.